SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  August 2, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                                CAPITA RESEARCH GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                     591 Skippack Pike, Blue Bell, PA 19422
                    (Address of principal executive offices)

                                 (215)-619-7777
                          Registrant's telephone number



             Nevada                    1-14025              88-072350

    (State or other jurisdiction     (Commission File      (IRS Employer
    of incorporation)                  Number)            Identification No.)



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Item 4.  Change in Registrant's Certifying Accountant.

1. On August 1, 2000, the Company was notified that Rudolph, Palitz LLC had merged with McGladrey & Pullen, LLP and that Rudolph, Palitz LLC would no longer be the auditor for the Registrant. McGladrey & Pullen, LLP was appointed as the Registrant's new auditor.

2. The auditor's reports from Rudolph, Palitz LLC for the Registrant's past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

3. The decision to engage McGladrey & Pullen, LLP was not approved by the Board of Directors.

4. During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Rudolph, Palitz LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

5. The Registrant has requested Rudolph, Palitz LLC to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included in an exhibit to this Form 8K.